EXHIBIT 2.1

EXECUTION VERSION

March 24, 2025

Maiden Holdings, Ltd.

Clarendon House, 2 Church Street,

Hamilton HM 11 Bermuda

Attention:	Patrick Haveron
Lawrence Metz
Email:	phaveron@maiden.bm
lmetz@maiden.bm

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:	Adam Givertz
Stan Richards
Email:	agivertz@paulweiss.com
srichards@paulweiss.com

RE:	Amendment to Combination Agreement

Ladies and Gentlemen:

We refer to that certain Combination Agreement (the “Combination Agreement”), dated as of December 29, 2024, by and among Kestrel Group LLC, a Delaware limited liability company (the “Company”), all of the equityholders of the Company (the “Company Equityholders”), Maiden Holdings, Ltd., a Bermuda exempted company limited by shares (“Parent”), Ranger U.S. Newco LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Parent (“US NewCo”), Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares and a direct wholly owned Subsidiary of US NewCo (“Merger Sub Ltd.”), Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares and a direct wholly owned Subsidiary of Parent (“Bermuda NewCo”), and Ranger Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Bermuda NewCo (“Merger Sub LLC”, and together with the Company, the Company Equityholders, Parent, US NewCo, Merger Sub Ltd. and Bermuda NewCo, the “parties”), as amended by that certain Letter Agreement, dated February 17, 2025, by and among the parties.

Pursuant to Section 10.02 of the Combination Agreement, the parties have agreed to enter into this Letter Agreement (this “Letter Agreement”) to set forth their agreement with respect to certain matters regarding the Combination Agreement as described herein. Capitalized terms used and not defined in this Letter Agreement shall have the meanings ascribed to such terms in the Combination Agreement.

1.             Conversion of US NewCo Interests. Each of the parties acknowledges and agrees that Section 3.02(c) of the Combination Agreement is hereby amended by replacing the words “the US NewCo Interests issued and outstanding immediately prior to the Second Merger Effective Time, other than any US NewCo Interest that is subject to any US NewCo Award, shall be automatically canceled and converted into and shall thereafter represent the right to receive an issuance from Bermuda NewCo of one (1) duly authorized, validly issued, fully paid and nonassessable Bermuda NewCo Share (the “Second Merger Consideration”)” with “the US NewCo Interests issued and outstanding immediately prior to the Second Merger Effective Time, other than any US NewCo Interest that is subject to any US NewCo Award, shall be automatically canceled and converted into and shall thereafter represent the right to receive an issuance from Bermuda NewCo of one-twentieth (0.05) of a duly authorized, validly issued, fully paid and nonassessable Bermuda NewCo Share (the “Second Merger Consideration”)”.

2.             Conversion of US NewCo Options and US NewCo Restricted Shares. Each of the parties acknowledges and agrees that Section 3.06(b)(i) of the Combination Agreement is hereby amended by:

(a)	replacing the words “each US NewCo Option that is outstanding immediately prior to the Second Merger Effective Time, whether or not then vested or exercisable, shall cease to represent a right to acquire US NewCo Interests and shall be converted automatically into an option to purchase Bermuda NewCo Shares (a “Bermuda NewCo Option”), on substantially the same terms and conditions, including vesting schedule and per share exercise price, as applied to such US NewCo Option immediately prior to the Second Merger Effective Time” with “each US NewCo Option that is outstanding immediately prior to the Second Merger Effective Time, whether or not then vested or exercisable, shall cease to represent a right to acquire US NewCo Interests and shall be converted automatically into an option (a “Bermuda NewCo Option”) to purchase (x) that number of Bermuda NewCo Shares, rounded down to the nearest whole share, equal to the product determined by multiplying (I) the total number of US NewCo Interests subject to such US NewCo Option immediately prior to the Second Merger Effective Time by (II) 0.05 and (y) at a per-share exercise price, rounded up to the nearest whole cent, equal to the quotient determined by dividing (I) the exercise price per US NewCo Interest covered by such US NewCo Option immediately prior to the Second Merger Effective Time by (II) 0.05; provided, that except as otherwise provided under clauses (x) and (y), such Bermuda NewCo Option shall otherwise have substantially the same terms and conditions, including vesting schedule, as applied to such US NewCo Option immediately prior to the Second Merger Effective Time”; and

(b)	“each US NewCo Restricted Share that is outstanding immediately prior to the Second Merger Effective Time, whether or not then vested, shall cease to represent a US NewCo Interest and shall be converted automatically into a Bermuda NewCo Share that is unvested and/or subject to a risk of forfeiture (a “Bermuda NewCo Restricted Share”)” with “each US NewCo Restricted Share that is outstanding immediately prior to the Second Merger Effective Time, whether or not then vested, shall cease to represent a US NewCo Interest and shall be converted automatically into one-twentieth (0.05) of a Bermuda NewCo Share that is unvested and/or subject to a risk of forfeiture (a “Bermuda NewCo Restricted Share”)”.

3.             Bye-laws of Bermuda NewCo. Each of the parties acknowledges and agrees that:

(a)	Section 2.05(b) of the Combination Agreement is hereby amended by replacing the words “the bye-laws of Bermuda NewCo in effect immediately prior to the Second Merger Effective Time to be amended and restated at the Second Merger Effective Time in the form attached hereto as Exhibit E” with “the bye-laws of Bermuda NewCo attached as Exhibit 3.3 to the Registration Statement on Form S-4 filed by Bermuda NewCo on March 10, 2025 to be the bye-laws of Bermuda NewCo from and after the Second Merger Effective Time”; and

(b)	the bye-laws of Bermuda NewCo attached as Exhibit 3.3 to the Registration Statement on Form S-4 filed by Bermuda NewCo on March 10, 2025 were duly adopted and approved by each of Bermuda NewCo’s board of directors and sole shareholder.

4.             Fractional Shares. Each of the parties acknowledges and agrees that:

(a)	the Combination Agreement is hereby amended by adding the following new Section 3.05(h) thereto:

Fractional Shares. Notwithstanding anything to the contrary contained in this Agreement, no fractional Bermuda NewCo Shares shall be issued in connection with the Second Merger and no dividends or other distributions with respect to Bermuda NewCo Shares shall be payable on or with respect to any fractional share and no such fractional share will entitle the owner thereof to vote or to any rights of a shareholder of Bermuda NewCo. In lieu of the issuance of any such fractional share, Bermuda NewCo shall pay, or cause to be paid, to any holder of US NewCo Interests who would otherwise have been entitled to a fraction of a Bermuda NewCo Share, cash in an amount equal to (I) the fractional Bermuda NewCo Shares that would otherwise be issued to such holder pursuant to Section 3.02(c) multiplied by (II) the volume weighted average price of Parent Shares on the Nasdaq, as reported by Bloomberg, for the five (5) consecutive trading days ending on the third (3rd) trading day immediately preceding the Closing Date multiplied by (III) 20, rounded to the nearest penny, without interest.

(b)	the recitals of the Combination Agreement are hereby amended by inserting after the phrase “in which no gain or loss is recognized by the members of US NewCo” the following text: “(except in connection with any cash received in lieu of fractional shares, as described in Section 3.05(h) of this Agreement)”; and

(c)	the recitals of the Combination Agreement are hereby amended by inserting after the phrase “US NewCo or the members of US NewCo” the following text: “(except in connection with any cash received in lieu of fractional shares, as described in Section 3.05(h) of this Agreement)”.

5.             Registration and Investor Rights Agreements. Each of the parties acknowledges and agrees that the definitions of “AmTrust Registration and Investor Rights Agreements” and “Ledbetter Registration and Investor Rights Agreement” in Section 1.01 of the Combination Agreement are hereby amended and restated in their entirety to read:

“AmTrust Registration and Investor Rights Agreements” means that certain Registration and Investor Rights Agreement, by and between Bermuda NewCo and AmTrust, in the form attached as Annex B-2 to the Registration Statement on Form S-4 filed by Bermuda NewCo on March 10, 2025.

“Ledbetter Registration and Investor Rights Agreement” means that certain Registration and Investor Rights Agreement, by and between Bermuda NewCo and Kestrel Intermediate Ledbetter Holdings LLC, in the form attached as Annex B-1 to the Registration Statement on Form S-4 filed by Bermuda NewCo on March 10, 2025.

6.             No Other Waiver. Except as expressly waived and/or superseded by this Letter Agreement, the Combination Agreement remains and shall remain in full force and effect. This Letter Agreement shall not constitute an amendment or waiver of any provision of the Combination Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent, except as expressly set forth herein. Upon the execution and delivery hereof, the Combination Agreement shall thereupon be deemed to be supplemented as hereinabove set forth as fully and with the same effect as if the waivers, acknowledgments and agreements made hereby were originally set forth in the Combination Agreement. This Letter Agreement and the Combination Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such waivers, acknowledgments and agreements shall not operate so as to render invalid or improper any action heretofore taken under the Combination Agreement. If and to the extent there are any inconsistencies between the Combination Agreement and this Letter Agreement with respect to the matters set forth herein, the terms of this Letter Agreement shall control. References in the Combination Agreement to the Combination Agreement shall be deemed to mean the Combination Agreement as modified and supplemented by this Letter Agreement. On and after the date of this Letter Agreement, each reference to the Combination Agreement, “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Combination Agreement shall mean and be a reference to the Combination Agreement as modified hereby; provided that references in the Combination Agreement to “the date hereof” or “the date of this Agreement” or words of like import shall continue to refer to the date of December 29, 2024.

7.             Counterparts. This Letter Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

8.             Sections of the Combination Agreement. Section 10.04 (Assignment), Section 10.06 (Entire Agreement; No Third-Party Beneficiaries), Section 10.07 (Governing Law; Jurisdiction), Section 10.09 (Waiver of Jury Trial), and Section 10.11 (Severability) of the Combination Agreement are each hereby incorporated by reference mutatis mutandis.

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Respectfully,

KESTREL GROUP LLC

By:	/s/ Bradford Luke Ledbetter
	Name:	Bradford Luke Ledbetter
	Title:	President and Chief Executive Officer

KESTREL INTERMEDIATE LEDBETTER HOLDINGS LLC

By	/s/ Bradford Luke Ledbetter
	Name:	Bradford Luke Ledbetter
	Title:	Authorized Signatory

[Signature Page to Letter Agreement]

AMTRUST FINANCIAL SERVICES, INC.

By:	/s/ Adam Karkowsky
	Name:	Adam Karkowsky
	Title:	President

[Signature Page to Letter Agreement]

/s/ Dan Dijak
Name:	Dan Dijak

[Signature Page to Letter Agreement]

/s/ Duncan McColl
Name:	Duncan McColl

[Signature Page to Letter Agreement]

/s/ Elise Clarke
Name:	Elise Clarke

[Signature Page to Letter Agreement]

/s/ Rod Newcomer
Name:	Rod Newcomer

[Signature Page to Letter Agreement]

/s/ Barb Lane
Name:	Barb Lane

[Signature Page to Letter Agreement]

Acknowledged and agreed:

MAIDEN HOLDINGS, LTD.

By	/s/ Patrick Haveron
Name: Patrick Haveron
Title: Chief Executive Officer and Chief Financial Officer

RANGER U.S. NEWCO LLC

By	/s/ Patrick Haveron
Name: Patrick Haveron
Title: Chief Executive Officer and Chief Financial Officer

RANGER BERMUDA MERGER SUB LTD

By	/s/ Patrick Haveron
Name: Patrick Haveron
Title: Chief Executive Officer and Chief Financial Officer

RANGER BERMUDA TOPCO LTD

By	/s/ Patrick Haveron
Name: Patrick Haveron
Title: Chief Executive Officer and Chief Financial Officer

RANGER MERGER SUB 2 LLC

By	/s/ Patrick Haveron
Name: Patrick Haveron
Title: Chief Executive Officer and Chief Financial Officer

[Signature Page to Letter Agreement]